UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 11, 2025

QUANTUM COMPUTING INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40615	82-4533053
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Marine View Plaza, Suite 214 Hoboken, NJ	07030
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (703) 436-2161

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock (par value $0.0001 per share)	QUBT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retirement of Dr. William McGann

On April 11, 2025, Dr. William McGann notified the board of directors of Quantum Computing Inc. (the “Company”) of his decision to retire and resign from his roles as Chief Executive Officer and President of the Company effective May 12, 2025 (the “Separation Date”).

In connection with Dr. McGann’s notice, the Company and Dr. McGann entered into a Separation Agreement and General Release (the “Separation Agreement”), pursuant to which the Company agreed to: (i) pay Dr. McGann $420,000, representing 12 months of his base salary, less applicable deductions, payable in equal cash installments on regular payroll dates over the 12-month period following the Separation Date; and (ii) reimburse 100% of premiums for six months of continued health insurance coverage, subject to COBRA election and earlier termination upon other equivalent coverage. The Separation Agreement also provides for a standard mutual release of claims between the Company and Dr. McGann, subject to limited exceptions, and includes standard non-disparagement provisions. Pursuant to the Separation Agreement, Dr. McGann affirmed and acknowledged his continuing obligations including, but not limited to, provisions related to nondisclosure, proprietary information, inventions, noncompetition and non-solicitation, pursuant to his Employment Agreement dated January 3, 2022, as amended February 1, 2024 and December 30, 2024, and Business Protection Agreement dated June 1, 2022, and agreed to abide by his obligations thereunder.

The Separation Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Appointment of Interim Chief Executive Officer and President

On April 11, 2025, the Board appointed Dr. Yuping Huang to serve as the Company’s Interim Chief Executive Officer and President effective upon the effectiveness of Dr. McGann’s resignation. Dr. Huang, age 45, has served as Chairman of the Board since December 10, 2024 and Chief Quantum Officer since June 16, 2022 and will continue to serve in such positions during his service as Interim Chief Executive Officer and President. Prior to joining the Company, Dr. Huang founded QPhoton, Inc., where he served as Chairman of the Board and Chief Executive Officer from 2020 until its acquisition by the Company on June 16, 2022. QPhoton, Inc. was a development stage company commercializing quantum photonic technology and devices to provide innovative and practical quantum solutions.

The Board and Dr. Huang have made no changes to the compensation payable to Dr. Huang in connection with his appointment as Interim Chief Executive Officer of the Company.

There is no arrangement or understanding between Dr. Huang and any other person pursuant to which Dr. Huang was appointed as Interim Chief Executive Officer and President. There are no family relationships between Dr. Huang and any of the Company’s directors, executive officers or persons nominated or chosen by the Company to become a director or executive officer. Dr. Huang has not engaged in any related-person transactions required to be disclosed by Item 404(a) of Securities and Exchange Commission Regulation S-K.

The Company’s press release announcing Dr. McGann’s resignation and Mr. Huang’s appointment as Interim Chief Executive Officer and President is filed as Exhibit 99.1 hereto.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Separation Agreement and General Release, dated April 15, 2025
99.1	Press release dated April 16, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANTUM COMPUTING INC.

Date: April 16, 2025	By:	/s/ Christopher Boehmler
Christopher Boehmler
Chief Financial Officer

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